Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GORES HOLDINGS IV, INC.

The present name of the corporation is Gores Holdings IV, Inc. The corporation was incorporated under the name “Gores Holdings IV, Inc.” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on June 12, 2019. This Amended and Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation’s certificate of incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is UWM Holdings Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 9,220,000,000 shares of capital stock, consisting of five classes as follows: (i) 4,000,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”); (ii) 1,700,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Economic Common Stock”); (iii) 1,700,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”); (iv) 1,700,000,000 shares of Class D common stock, par value $0.0001 per share (the “Class D Common Stock” and together with the Class C Common Stock, the “Non-Economic Common Stock”); (v) 20,000,000 shares of Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock” and, collectively with the Economic Common Stock and the Non-Economic Common Stock, the “Common Stock”); and (vi) 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). Following the filing of this Amended and Restated Certificate of Incorporation (as amended or amended and restated from time to time, this “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and immediately prior to the Corporation’s consummation of any business combination, each share of Class F Common Stock outstanding immediately prior to the filing of this Certificate of Incorporation shall automatically be converted into one (1) share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

A. Common Stock. The powers (including voting powers), if any, preferences and relative, participating, optional, special and other rights, if any, and the qualifications, limitations and restrictions, if any, of each class of the Common Stock are as follows:

(1) Class A Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock (including, without limitation, Class A Common Stock) shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation (as amended or amended and restated from time to time, the “Bylaws”), or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation; provided, however, that except as may otherwise be required by applicable law, each holder of Common Stock (including, without limitation, Class A Common Stock) shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock (including, without limitation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of such series of Preferred Stock), if the holders of such affected series are entitled, either voting separately as a single class or together as a class with the holders of any other outstanding series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. At each annual or special meeting of stockholders (or action by consent in lieu of a meeting), each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to cast one (1) vote in person, by proxy or by consent in lieu of a meeting for each share of Class A Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class A Common Stock shall not have cumulative voting rights.

(d) Amendments. So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class A Common Stock then outstanding, voting separately as a single class, (i) alter or change the powers, preferences or special rights of the shares of Class A Common Stock so as to affect them adversely or (ii) take any other action upon which class voting is required by applicable law.

(e) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, holders of shares of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors of the Corporation (the “Board of Directors”) from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that, without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting as separately as a single class, no dividend shall be declared or paid or set apart for payment on the Class A Common Stock in (i) shares of Class A Common Stock or rights, options or warrants to purchase shares of Class A Common Stock unless there shall also be or have been declared and set apart for payment on the Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock, (ii) shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock unless there shall also be or have been declared and set apart for payment on the Class B Common Stock, a dividend of an equal number of shares of Class B Common Stock or rights options or warrant to purchase shares of Class B Common Stock or (iii) cash, stock or property of the Corporation other than shares of Class A Common Stock or Class B Common Stock or rights, options or warrants to purchase shares of Class A Common Stock or Class B Common Stock unless there shall also be or have been declared and set apart for payment on the Class B Common Stock, the same dividend per share.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class A Common Stock then outstanding and the holders of a majority of the shares of Class B Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class A Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class B Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and Class B Common Stock shall share ratably in the assets and funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of shares of Class A Common Stock and Class B Common Stock shall be converted into the right to receive the same consideration per share; provided, however, that if the shares of Class A Common Stock and Class B Common Stock are converted into the right to receive shares or other securities, holders of the shares of Class A Common Stock and shares of Class B Common Stock shall be deemed to have received the same consideration per share if the voting power of the shares or other securities received per share of Class B Common Stock is ten (10) times the voting power of the shares or other securities received per share of Class A Common Stock.

(i) No Preemptive Rights. No holder of shares of Class A Common Stock shall be entitled to preemptive rights.

(j) Conversion. Class A Common Stock shall not be convertible into or exchangeable for any other class or series of capital stock of the Corporation.

(2) Class B Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class B Common Stock and holders of shares of Class A Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock (including, without limitation, Class B Common Stock) shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws, or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation; provided, however, that except as may otherwise be required by applicable law, each holder of Common Stock (including, without limitation, Class B Common Stock) shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock (including, without limitation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitation and restrictions, if any, of such series of Preferred Stock), if the holders of such affected series are entitled, either voting separately as a single class or together as a class with the holders of any other outstanding series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. At each annual or special meeting of stockholders (or action by consent in lieu of a meeting), each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to cast ten (10) votes in person, by proxy or by consent in lieu of a meeting for each share of Class B Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class B Common Stock shall not have cumulative voting rights.

(d) Amendments. So long as any shares of Class B Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, (i) alter or change the powers, preferences or special rights of the shares of Class B Common Stock so as to affect them adversely or (ii) take any other action upon which class voting is required by applicable law.

(e) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, holders of shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; provided, however, that, without the prior vote of the holders of a majority of the shares of Class B Common Stock then outstanding and the holders of a majority of the shares of Class A Common Stock then outstanding, each voting as separately as a single class, no dividend shall be declared or paid or set apart for payment on the Class B Common Stock in (i) shares of Class B Common Stock or rights, options or warrants to purchase shares of Class B Common Stock unless there shall also be or have been declared and set apart for payment on the Class A Common Stock, a dividend of an equal number of shares of Class A Common Stock or rights, options or warrants to purchase shares of Class A Common Stock, (ii) shares of Class A Common Stock or rights, options or warrants to purchase shares of Class A Common Stock unless there shall also be or have been declared and set apart for payment on the Class A Common Stock, a dividend of an equal number of shares of Class A Common Stock or rights options or warrant to purchase shares of Class A Common Stock or (iii) cash, stock or property of the Corporation other than shares of Class B Common Stock or Class A Common Stock or rights, options or warrants to purchase shares of Class B Common Stock or Class A Common Stock unless there shall also be or have been declared and set apart for payment on the Class A Common Stock, the same dividend per share.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class B Common Stock then outstanding and the holders of a majority of the shares of Class A Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class B Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class A Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class B Common Stock and Class A Common Stock shall share ratably in the assets and funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of shares of Class B Common Stock and Class A Common Stock shall be converted into the right to receive the same consideration per share; provided, however, that if the shares of Class B Common Stock and Class A Common Stock are converted into the right to receive shares or other securities, holders of the shares of Class B Common Stock and shares of Class A Common Stock shall be deemed to have received the same consideration per share if the voting power of the shares or other securities received per share of Class B Common Stock is ten (10) times the voting power of the shares or other securities received per share of Class A Common Stock.

(i) No Preemptive Rights. No holder of shares of Class B Common Stock shall be entitled to preemptive rights.

(j) Conversion into Class A Common Stock.

(i) Optional Conversion. Each share of Class B Common Stock may, at the option of the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class B Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock), by written notice of the holder thereof delivered to the Corporation specifying the number of shares of Class B Common Stock to be converted (if such notice is silent as to the number of shares of Class B Common Stock held by the holder and proposed to be converted hereunder, the notice shall be deemed to apply to all shares of Class B Common Stock held by such holder) and the surrender of the certificate(s), if any, representing the shares of Class B Common Stock proposed to be converted hereunder, duly indorsed for transfer to the Corporation, on the fifth (5th) trading day following receipt of said notice and certificate(s), if any, by the Corporation (the “Optional Conversion Date (Class B)”).

(ii) Automatic Conversion (Transfer). Each share of Class B Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class B Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock) upon the transfer of such share of Class B Common Stock other than to a Permitted Transferee (the “Mandatory Conversion Date (Class B – Transfer)”). For purposes of this Certificate of Incorporation, a “Permitted Transferee” means (A) a direct or indirect holder of equity of SFS Holding Corp., a Michigan corporation (“SFS Equityholder”), (B) the spouse, parents, grandparents, lineal descendants or siblings of such holder, the parents, grandparents, lineal descendants or siblings of such holder’s spouse, or the lineal descendants of such holder’s siblings or such holder’s spouse’s siblings (each, a “Family Member”), (C) a Family Member of any SFS Equityholder, (D) a trust, family-partnership or estate-planning vehicle, so long as one or more of such holder, a Family Member of such holder, an SFS Equityholder or a Family Member of an SFS Equityholder is/are the sole economic beneficiaries of such trust, family-partnership or estate-planning vehicle, (E) a partnership, corporation or other entity controlled by, or a majority of which is beneficially owned by, such holder or any one or more of the Persons described in the foregoing clauses (A) through (D), (F) a charitable trust or organization that is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and controlled by such holder or any one or more of the Persons described in the foregoing clauses (A) through (E), (G) an individual mandated under a qualified domestic relations order to which such holder is subject, or (H) a legal or personal representative of such holder, any Family Member of such holder, an SFS Equityholder, or a Family Member of an SFS Equityholder in the event of the death or disability of such holder that is an individual.

(iii) Automatic Conversion (Ownership Threshold). Each share of Class B Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class B Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock) upon the Ownership Threshold Date (the “Mandatory Conversion Date (Class B – Ownership Threshold)”). For purposes of this Certificate of Incorporation, the “Ownership Threshold Date” means the date on which SFS Holding Corp., a Michigan corporation, and Permitted Transferees, cease to collectively beneficially own (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act of 1934, as amended) shares of Economic Common Stock and Non-Economic Common Stock representing at least ten percent (10%) of the then outstanding shares of Economic Common Stock and Non-Economic Common Stock.

(iv) Mechanics of Conversion. As a condition to conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to Section A(2)(j) of this Article FOURTH, such holder shall surrender the certificate(s), if any, representing such shares of Class B Common Stock to the Corporation, duly indorsed for transfer to the Corporation. The Corporation shall, as soon as practicable, and in no event later than ten (10) days after the delivery of said certificate(s), if any, issue and deliver to such holder, or the nominee or nominees of such holder, confirmation of or certificate(s) representing, as applicable, the number of shares of Class A Common Stock to which such holder shall be entitled under Section A(2)(j) of this Article FOURTH, and the certificate(s), if any, representing the share(s) of Class B Common Stock so converted shall be cancelled. The individual, corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity (each a “Person”) or Persons entitled to receive share(s) of Class A Common Stock issuable upon conversion of share(s) of Class B Common Stock pursuant to Section (A)(2)(j) of this Article FOURTH shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock as of the Mandatory Conversion Date (Class B – Transfer), Mandatory Conversion Date (Class B – Ownership Threshold) or the Optional Conversion Date (Class B), as applicable. The delivery of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock so converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(v) Reservation of Shares of Class A Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of the issuance upon conversion of the outstanding shares of Class B Common Stock pursuant to Section (A)(2)(j) of this Article FOURTH, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock that are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock pursuant to Section (A)(2)(j) of this Article FOURTH, shall, upon issuance, be fully paid and nonassessable.

(k) Status of Converted, Redeemed, Repurchased or Cancelled Shares. If any share of Class B Common Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, or is cancelled pursuant to this Certificate of Incorporation, the share of Class B Common Stock so acquired or cancelled shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition. Any share of Class B Common Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become authorized but unissued shares of Class B Common Stock.

(3) Class C Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class C Common Stock and holders of shares of Class D Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock (including, without limitation, Class C Common Stock) shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws, or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation; provided, however, that except as may otherwise be required by applicable law, each holder of Common Stock (including, without limitation, Class C Common Stock) shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock (including, without limitation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitation and restrictions, if any, of such series of Preferred Stock), if the holders of such affected series are entitled, either voting separately as a single class or together as a class with the holders of any other outstanding series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. At each annual or special meeting of stockholders (or action by consent in lieu of a meeting), each holder of record of shares of Class C Common Stock on the relevant record date shall be entitled to cast one (1) vote in person, by proxy or by consent in lieu of a meeting for each share of the Class C Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class C Common Stock shall not have cumulative voting rights.

(d) Amendments. So long as any shares of Class C Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class C Common Stock then outstanding, voting separately as a single class, (i) alter or change the powers, preferences or special rights of the shares of Class C Common Stock so as to affect them adversely or (ii) take any other action upon which class voting is required by applicable law.

(e) No Dividends. Shares of Class C Common Stock shall be deemed to be a non-economic interest. The holders of Class C Common Stock shall not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class C Common Stock.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class C Common Stock then outstanding and the holders of a majority of the shares of Class D Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class C Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class D Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class C Common Stock shall not be entitled to receive any assets or funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of shares of Class C Common Stock and Class D Common Stock shall be converted into the right to receive the same consideration per share; provided, however, that the shares of Class C Common Stock and Class D Common Stock may be converted into the right to receive the same shares or securities per share; provided, further, that holders of shares of Class C Common Stock and Class D Common Stock shall be deemed to have received the same consideration if the voting power of the shares or other securities received per share of Class D Common Stock is ten (10) times the voting power of the shares or other securities received per share of Class C Common Stock.

(i) No Preemptive Rights. No holder of shares of Class C Common Stock shall be entitled to preemptive rights.

(j) Status of Converted, Redeemed, Repurchased or Cancelled Shares. If any share of Class C Common Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, or is cancelled pursuant to this Certificate of Incorporation, the share of Class C Common Stock so acquired or cancelled shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition. Any share of Class C Common Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Class C Common Stock.

(4) Class D Common Stock.

(a) Ranking. Except as otherwise expressly provided in this Certificate of Incorporation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of shares of Class D Common Stock and holders of shares of Class C Common Stock shall be in all respects identical.

(b) Voting. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, the holders of outstanding shares of Common Stock (including, without limitation, Class D Common Stock) shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws, or upon which a vote of stockholders generally entitled to vote is otherwise duly called for by the Corporation; provided, however, that except as may otherwise be required by applicable law, each holder of Common Stock (including, without limitation, Class D Common Stock) shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock (including, without limitation, the powers (including voting powers), if any, preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitation and restrictions, if any, of such series of Preferred Stock), if the holders of such affected series are entitled, either voting separately as a single class or together as a class with the holders of any other outstanding series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or the DGCL. At each annual or special meeting of stockholders (or action by consent in lieu of a meeting), each holder of record of shares of Class D Common Stock on the relevant record date shall be entitled to cast ten (10) votes in person, by proxy or by consent in lieu of a meeting for each share of the Class D Common Stock standing in such holder’s name on the stock transfer records of the Corporation.

(c) No Cumulative Voting. The holders of shares of Class D Common Stock shall not have cumulative voting rights.

(d) Amendments. So long as any shares of Class D Common Stock are outstanding, the Corporation shall not, without the prior vote of the holders of at least a majority of the shares of Class D Common Stock then outstanding, voting separately as a single class, (i) alter or change the powers, preferences or special rights of the shares of Class D Common Stock so as to affect them adversely or (ii) take any other action upon which class voting is required by applicable law.

(e) No Dividends. Shares of Class D Common Stock shall be deemed to be a non-economic interest. The holders of Class D Common Stock shall not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class D Common Stock.

(f) Stock Splits. Without the prior vote of the holders of a majority of the shares of Class D Common Stock then outstanding and the holders of a majority of the shares of Class C Common Stock then outstanding, each voting separately as a single class, no reclassification, subdivision or combination shall be effected on the Class D Common Stock unless the same reclassification, subdivision or combination, in the same proportion and manner, is made on the Class C Common Stock.

(g) Liquidation, Dissolution, etc. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class D Common Stock shall not be entitled to receive any assets or funds of the Corporation available for distribution to stockholders of the Corporation.

(h) Merger or Consolidation. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of shares of Class D Common Stock and Class C Common Stock shall be converted into the right to receive the same consideration per share; provided, however, that the shares of Class D Common Stock and Class C Common Stock may be converted into the right to receive the same shares or securities per share; provided, further, that holders of shares of Class D Common Stock and Class C Common Stock shall be deemed to have received the same consideration if the voting power of the shares or other securities received per share of Class D Common Stock is ten (10) times the voting power of the shares or other securities received per share of Class C Common Stock.

(i) No Preemptive Rights. No holder of shares of Class D Common Stock shall be entitled to preemptive rights.

(j) Conversion into Class C Common Stock.

(i) Optional Conversion. Each share of Class D Common Stock may, at the option of the holder thereof, be converted into one (1) fully paid and nonassessable share of Class C Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class D Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class D Common Stock), by written notice of the holder thereof delivered to the Corporation specifying the number of shares of Class D Common Stock to be converted (if such notice is silent as to the number of shares of Class D Common Stock held by the holder and proposed to be converted hereunder, the notice shall be deemed to apply to all shares of Class D Common Stock held by such holder) and the surrender of the certificate(s), if any, representing the shares of Class D Common Stock proposed to be converted hereunder, duly indorsed for transfer to the Corporation, on the fifth (5th) trading day following receipt of said notice and certificate(s), if any, by the Corporation (the “Optional Conversion Date (Class D)”).

(ii) Automatic Conversion. Each share of Class D Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class C Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class D Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class D Common Stock) upon the transfer of such share of Class D Common Stock other than to a Permitted Transferee (the “Mandatory Conversion Date (Class D – Transfer)”).

(iii) Automatic Conversion (Ownership Threshold). Each share of Class D Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class C Common Stock (as adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock into a greater or lesser number of shares occurring after the first issuance of one or more shares of Class D Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class D Common Stock) upon the Ownership Threshold Date (the “Mandatory Conversion Date (Class D – Ownership Threshold”).

(iv) Mechanics of Conversion. As a condition to conversion of shares of Class D Common Stock into shares of Class C Common Stock pursuant to Section A(4)(j) of this Article FOURTH, such holder shall surrender the certificate(s), if any, representing such shares of Class D Common Stock to the Corporation, duly indorsed for transfer to the Corporation. The Corporation shall, as soon as practicable, and in no event later than ten (10) days after the delivery of said certificate(s), if any, issue and deliver to such holder, or the nominee or nominees of such holder, confirmation of or certificate(s) representing, as applicable, the number of shares of Class C Common Stock to which such holder shall be entitled under Section A(4)(j) of this Article FOURTH, and the certificate(s), if any, representing the share(s) of Class D Common Stock so converted shall be cancelled. The Person or Persons entitled to receive share(s) of Class C Common Stock issuable upon conversion of share(s) of Class D Common Stock pursuant to Section (A)(4)(j) of this Article FOURTH shall be treated for all purposes as the record holder(s) of such shares of Class C Common Stock as of the Mandatory Conversion Date (Class D – Transfer), Mandatory Conversion Date (Class D – Ownership Threshold) or the Optional Conversion Date (Class D), as applicable. The delivery of certificates for shares of Class C Common Stock upon conversion of shares of Class D Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class D Common Stock so converted, then the Person or Persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

(v) Reservation of Shares of Class C Common Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of the issuance upon conversion of the outstanding shares of Class D Common Stock pursuant to Section (A)(4)(j) of this Article FOURTH, such number of shares of Class C Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class D Common Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class D Common Stock by delivery of purchased shares of Class C Common Stock that are held in the treasury of the Corporation. The Corporation covenants that all shares of Class C Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class D Common Stock pursuant to Section (A)(4)(j) of this Article FOURTH, shall, upon issuance, be fully paid and nonassessable.

(k) Status of Converted, Redeemed, Repurchased or Cancelled Shares. If any share of Class D Common Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation, in any manner whatsoever, or is cancelled pursuant to this Certificate of Incorporation, the share of Class D Common Stock so acquired or cancelled shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition. Any share of Class D Common Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Class D Common Stock.

(5) Exchange and Cancellation of Shares of Class D Common Stock and Class C Common Stock. To the extent that either (a) any holder of shares of (i) Class D Common Stock exercises its right pursuant to the First Amended and Restated Limited Liability Company Agreement of UWM Holdings, LLC Agreement effective as of January 21, 2021 (as amended or amended and restated from time to time, the “UWM Holdings LLC Agreement”), to have its Class B Common Units (as defined in the UWM Holdings LLC Agreement and hereinafter, the “Class B Common Units”) redeemed by UWM Holdings, LLC, a Delaware limited liability company (“UWM Holdings”), in accordance with the UWM Holdings LLC Agreement or (ii) Class C Common Stock exercises its right pursuant to the UWM Holdings LLC Agreement to have its Class C Common Units (as defined in the UWM Holdings LLC Agreement as the “Class C Common Units” and together with the Class B Common Units, the “Non-Economic Common Units”) redeemed by UWM Holdings in accordance with the UWM Holdings LLC Agreement, or (b) the Corporation exercises its option pursuant to the UWM Holdings LLC Agreement to effect a direct exchange with such holder in lieu of the redemption described in the foregoing subsection (a), then upon the surrender of the shares of (i) Class D Common Stock to be redeemed or exchanged and simultaneous with the payment of, at the Corporation’s election, cash or shares of Class B Common Stock to the holder of such shares of Class D Common Stock by UWM Holdings (in the case of a redemption) or the Corporation (in the case of an exchange), the shares of Class D Common Stock so redeemed or exchanged shall be automatically (and without any further action on the part of the Corporation or the holder thereof) cancelled for no consideration or (ii) Class C Common Stock to be redeemed or exchanged and simultaneously with the payment of, at the Corporation’s election, cash or shares of Class A Common Stock to the holder of such shares of Class C Common Stock by UWM Holdings (in the case of a redemption) or the Corporation (in the case of an exchange), the shares of Class C Common Stock so redeemed or exchanged shall be automatically (and without any further action on the part of the Corporation or the holder thereof) cancelled for no consideration.

(6) Transfer of Shares of Class D Common Stock and Class C Common Stock.

(a) Automatic Transfer. The transfer of one or more (i) Class B Common Units in accordance with the UWM Holdings LLC Agreement shall result in the automatic transfer of an equal number of share(s) of Class D Common Stock to the same transferee and (ii) Class C Common Units in accordance with the UWM Holdings LLC Agreement shall result in the automatic transfer of an equal number of share(s) of Class C Common Stock. No holder of one or more shares of (A) Class D Common Stock shall transfer such share(s) other than with an equal number of Class B Common Units (as adjusted to account for any subdivision (by split, subdivision, exchange, dividend, reclassification, recapitalization or otherwise), combination (by reverse split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class B Common Units into a greater or lesser number occurring after the first issuance of shares of Class D Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class D Common Stock) or (B) Class C Common Stock shall transfer such share(s) other than with an equal number of Class C Common Units (as adjusted to account for any subdivision (by split, subdivision, exchange, dividend, reclassification, recapitalization or otherwise), combination (by reverse split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class C Common Units into a greater or lesser number occurring after the first issuance of shares of Class C Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock), in each case, in accordance with the UWM Holdings LLC Agreement. The transfer restrictions described in this Section A(6)(a) of this Article FOURTH are referred to as the “Restrictions”.

(b) Transfers in Violation of the Restrictions. Any purported transfer of shares of Class D Common Stock or Class C Common Stock in violation of the Restrictions shall, to the fullest extent permitted by applicable law, be null and void. If, notwithstanding the Restrictions, a Person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported transferee of shares of Class D Common Stock or Class C Common Stock (the “Purported Owner”) in violation of the Restrictions, then the Purported Owner shall, to the fullest extent permitted by applicable law, not obtain any rights in and to such Class D Common Stock or Class C Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall, to the fullest extent permitted by applicable law, not be recognized by the Corporation or its transfer agent.

(c) Action of the Board of Directors. Upon a determination by the Board of Directors that a Person has attempted or is attempting to transfer or to acquire shares of Class D Common Stock or Class C Common Stock, or has purportedly transferred or acquired shares of Class D Common Stock or Class C Common Stock, in violation of the Restrictions, the Board of Directors may take such lawful action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Corporation, including, to the fullest extent permitted by applicable law, to cause the Corporation’s transfer agent to refuse to record the Purported Owner’s transferor as the record owner of the shares of Class D Common Stock or Class C Common Stock, and to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.

(d) Automatic Cancellation of Shares of Class D Common Stock and Class C Common Stock. Notwithstanding the Restrictions, (i) in the event that any outstanding shares of (A) Class D Common Stock shall cease to be held by a registered holder of Class B Common Units, such shares of Class D Common Stock shall be automatically (and without action on the part of the Corporation or the holder thereof) cancelled for no consideration or (B) Class C Common Stock shall cease to be held by a registered holder of Class C Common Units, such shares of Class C Common Stock shall be automatically (and without action on the party of the Corporation or the holder thereof) cancelled for no consideration and (ii) in the event that any registered holder of shares of (A) Class D Common Stock no longer holds an equal number of shares of Class D Common Stock and of Class B Common Units (as adjusted to account for any subdivision (by split, subdivision, exchange, dividend, reclassification, recapitalization or otherwise), combination (by reverse split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class B Common Units into a greater or lesser number occurring after the first issuance of shares of Class D Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class D Common Stock), the shares of Class D Common Stock registered in the name of such holder that exceed the number of Class B Common Units held by such holder shall be automatically (and without further action on the part of the Corporation or such holder) be cancelled for no consideration or (B) Class C Common Stock no longer holds an equal number of shares of Class C Common Stock and of Class C Common Units (as adjusted to account for any subdivision (by split, subdivision, exchange, dividend, reclassification, recapitalization or otherwise), combination (by reverse split, exchange, reclassification or otherwise) or similar reclassification or recapitalization of the outstanding Class C Common Units into a greater or lesser number occurring after the first issuance of shares of Class C Common Stock without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock), the shares of Class C Common Stock registered in the name of such holder that exceed the number of Class C Common Units held by such holder shall be automatically (and without further action on the part of the Corporation or such holder) be cancelled for no consideration.

(e) Regulations and Procedures. The Board of Directors may, to the fullest extent permitted by applicable law, from time to time establish, modify, amend or rescind, by bylaw provision or otherwise, regulations and procedures that are consistent with the provisions of this Section A(6) of this Article FOURTH and the UWM Holdings LLC Agreement for determining whether any transfer or acquisition of shares of Class D Common Stock or Class C Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section A(6) of this Article FOURTH. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Corporation’s transfer agent and shall be made available for inspection by any prospective transferee of shares of Class D Common Stock or Class C Common Stock and, upon written request, shall be mailed or otherwise delivered, as determined by the Corporation, to a holder of shares of Class D Common Stock or Class C Common Stock.

(f) Implementation of Restrictions. The Board of Directors shall, to the fullest extent permitted by applicable law, have all powers necessary to implement the Restrictions, including, without limitation, the power to prohibit the transfer of any shares of Class D Common Stock or Class C Common Stock in violation thereof.

(g) Certificates Evidencing Shares of Class D Common Stock and Class C Common Stock. All certificates or book-entries representing shares of Class D Common Stock or Class C Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION, AS AMENDED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF UWM HOLDINGS CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(7) Voting Limitation. Notwithstanding anything to the contrary in this Certificate of Incorporation, in no event shall a holder of shares of Common Stock, together with one or more other “includable corporations” (as such term is used in Section 1504 of the Internal Revenue Code of 1986, as amended) of such holder or entities disregarded as separate from such holder for U.S. federal income tax purposes, be entitled to vote in excess of seventy-nine percent (79%) of the voting power of the holders of the outstanding shares then voting together as a single class on such matter.

B. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide from time to time out of the unissued shares of Preferred Stock for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers), if any, of the shares of such series and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of such series. The designations, powers (including voting powers), preferences and relative, participating, optional, special and other rights of each series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL, without a separate vote of the holders of the Preferred Stock as a class.

FIFTH: The Corporation shall at all times reserve and keep available a sufficient number of shares out of its authorized but unissued shares of Class B Common Stock and/or Class A Common Stock, solely for the purpose of issuance upon redemption or exchange of the outstanding Class B Common Units or Class C Common Units pursuant to the UWM Holdings LLC Agreement; provided, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such redemption or exchange of Class B Common Units or Class A Common Units pursuant to the UWM Holdings LLC Agreement by delivering cash in lieu of shares in accordance with the UWM Holdings LLC Agreement or shares of Class A Common Stock or Class B Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock or Class B Common Stock issued pursuant to UWM Holdings LLC Agreement shall, upon issuance, be validly issued, fully paid and non-assessable.

SIXTH: Subject to applicable law, including any vote of the stockholders required by applicable law, the Corporation:

(a) shall undertake all lawful actions, including, without limitation, a subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise), combination (by reverse stock split, exchange, reclassification or otherwise) or a similar reclassification or recapitalization, with respect to the shares of Class A Common Stock necessary to maintain at all times a one-to-one ratio between the number of Class A Common Units (as defined in the UWM Holdings LLC Agreement and hereinafter, the “Class A Common Units”) owned by the Corporation and the number of outstanding shares of Economic Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, (i) shares of restricted stock of the Corporation issued pursuant to a Corporation equity plan that are not vested pursuant to the terms thereof or any award or similar agreement relating thereto, (ii) treasury shares of the Corporation, (iii) non-economic voting shares of the Corporation, such as shares of Non-Economic Common Stock, or (iv) Preferred Stock or other debt or equity securities (including, without limitation, warrants, options and rights) issued by the Corporation that are convertible into or exercisable or exchangeable for shares of Non-Economic Common Stock (except to the extent the net proceeds from such other securities, including, without limitation, any exercise or purchase price payable upon conversion, exercise or exchange thereof, have been contributed by the Corporation to the equity capital of UWM Holdings) (clauses (i), (ii), (iii) and (iv), collectively, the “Disregarded Shares”);

(b) shall not undertake or authorize any subdivision (by any stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) of the Economic Common Stock that is not accompanied by an identical subdivision or combination of the Class A Common Units to maintain at all times, subject to the provisions of this Certificate of Incorporation, a one-to-one ratio between the number of Class A Common Units owned by the Corporation and the number of outstanding shares of Economic Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares; and

(c) shall not issue, transfer or deliver from treasury shares or repurchase or redeem shares of Economic Common Stock (including shares issued in respect of Preferred Stock or other debt or equity securities that are convertible into or exercisable for shares of Economic Common Stock) in a transaction not contemplated by the UWM Holdings LLC Agreement unless in connection with any such issuance, transfer, delivery, repurchase or redemption the Corporation takes or authorizes all requisite action such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the number of Class A Common Units owned by the Corporation shall equal on a one-for-one basis the number of outstanding shares of Economic Common Stock, disregarding, for purposes of maintaining such one-to-one ratio, the Disregarded Shares.

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

(a) Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b) Number of Directors. Subject to the terms of any one or more outstanding series of Preferred Stock, the number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

(c) Election and Term. The Board of Directors (other than those directors, if any, elected by the holders of any series of Preferred Stock then outstanding pursuant to any applicable provisions of this Certificate of Incorporation (collectively, the “Preferred Directors” and each, a “Preferred Director”)), shall be divided into three (3) classes, as nearly equal in number as possible, designated as Class I, Class II and Class III. The directors of each class the term of which shall then expire shall be elected to hold office for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, disqualification or removal. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Directors, if any), the number of directors in each class shall be apportioned by resolution of the Board of Directors as nearly equal as possible.

(d) Removal of Directors. Except for any Preferred Directors, any director or the entire Board of Directors may be removed (i) at any time prior to 5:00 p.m. Eastern Time on the first date following the date on which the voting power of all of the then outstanding shares of Class B Common Stock and Class D Common Stock, voting together as a single class, represents less than fifty percent (50%) of the voting power of all of the then outstanding shares of the Corporation generally entitled to vote, voting together as a single class (the “Voting Rights Threshold Date”), with or without cause, notwithstanding the classification of the Board of Directors, and (ii) at any time from and after the Voting Rights Threshold Date, solely for cause.

(e) Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock then outstanding, at any time from and after the Voting Rights Threshold Date, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely and exclusively by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director

(f) Automatic Increase/Decrease in Authorized Directors. During any period when the holders of any series of Preferred Stock then outstanding have the right to elect one or more Preferred Directors, then upon commencement of, and for the duration of, the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of specified Preferred Directors, and the holders of such series of Preferred Stock shall be entitled to elect such Preferred Director or Directors; and (ii) each such Preferred Director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates, whichever occurs earlier, subject to such director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any series of Preferred Stock then outstanding having the right to elect one or more Preferred Directors are divested of such right by or pursuant to the provisions of this Certificate of Incorporation, the term of office of each such Preferred Director elected by the holders of such series of Preferred Stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Preferred Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

(g) No Written Ballot. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

(h) Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws. In addition to any affirmative vote required by this Certificate of Incorporation, any bylaw that is to be made, altered, amended or repealed by the stockholders of the Corporation shall receive, at any time (i) prior to the Voting Rights Threshold Date, the affirmative vote of the holders of at least a majority in voting power of the then outstanding shares of the Corporation generally entitled to vote, voting together as a single class, and (ii) from and after the Voting Rights Threshold Date, the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of the then outstanding shares of stock of the Corporation generally entitled to vote, voting together as a single class.

(i) Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time, but only by (i) the Chairperson of the Board of Directors, (ii) the Chief Executive Officer of the Corporation or (iii) the Board of Directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting.

EIGHTH: Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, from and after the Voting Rights Threshold Date, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by consent of stockholders in lieu of a meeting of stockholders.

NINTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law. Any amendment, modification, repeal or elimination of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, repeal or elimination.

TENTH: The Corporation shall, to the fullest extent permitted by applicable law, indemnify and hold harmless its directors and officers, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification or the advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person in his or her capacity as such unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The Corporation shall, to the fullest extent permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by a director or officer of the Corporation in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer of the Corporation to repay all amounts advanced if it should be ultimately determined that her or she is not entitled to be indemnified under this Article TENTH or otherwise.

(a) The rights to indemnification and to the advancement of expenses conferred by this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(b) Any amendment, modification, repeal or elimination of this Article TENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal, modification or elimination with respect to any acts or omissions occurring prior to such amendment, modification, repeal or elimination.

ELEVENTH: The Corporation shall have no interest or expectancy in, or in being offered an opportunity to participate in, and hereby renounces, to the fullest extent permitted by applicable law, any corporate opportunity (a) with respect to any lines of business, business activity or business venture conducted by any holder of outstanding shares of Class B Common Stock or Class D Common Stock, any affiliate of such holder or any director, officer or stockholder of such holder or any affiliate of such holder (collectively, the “Relevant Persons” and each, a “Relevant Person”) on the date of the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Opportunity Effective Date”) and (b) received by, presented to, or originated by, a Relevant Person after the Opportunity Effective Date solely in such Relevant Person’s capacity as a Relevant Person (and not in his, her or its capacity as a director, officer or employee of the Corporation), in each case, other than any corporate opportunity with respect to residential mortgage lending.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware shall be either (i) the Sixth Judicial Circuit, Oakland County, Michigan (or, if the Sixth Judicial Circuit, Oakland County, Michigan lacks jurisdiction over any such action or proceeding, then another state court of the State of Michigan, or, if no state court of the State of Michigan has jurisdiction over any such action or proceeding, then the United States District Court for the Eastern District of Michigan) or (ii) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware lacks jurisdiction over any such action or proceeding, then the United States District Court for the District of Delaware). Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall, to the fullest extent permitted by applicable law, be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any Person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH.

THIRTEENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation are granted subject to the rights reserved in this Article THIRTEENTH. In addition to any affirmative vote required by applicable law or this Certificate of Incorporation, from and after the Voting Rights Threshold Date, the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of the then outstanding shares of stock of the Corporation generally entitled to vote, voting together as a single class, shall be required to amend, alter, repeal or adopt any provision inconsistent with Articles SEVENTH or EIGHTH or this sentence.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Amended and Restated Certificate of Incorporation this 21st day of January, 2021.

GORES HOLDINGS IV, INC.

By:
Name:	[•]
Office:	[•]